Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: sgrootwassink@writ.com	www.writ.com

July 24, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

SECOND QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ending June 30, 2008:

•	Funds from operations (FFO)(1) per diluted share grew 1.8% to $0.56 in second quarter 2008 from $0.55 in second quarter 2007.

•

Net income for the quarter ending June 30, 2008 was $0.44 per diluted share, compared to $0.18 per diluted share in the same period one year ago. Net income this quarter included a $15.3 million gain on disposed assets, related to the sale of Sullyfield Commerce Center and The Earhart Building. Net income in the second quarter 2007 included $2 million of non-recurring administrative charges.

•	Second quarter 2008 core net operating income increased 1.3% and core occupancy increased 30 bps to 94.8% compared to the same period one year ago.

•	Rent increases on commercial lease rollovers in second quarter 2008 were 18.0%. Residential rental rates increased 1.1% over the same period.

•	Guidance for 2008 FFO per diluted share remains unchanged at $2.11 to $2.21, and $2.29 to $2.39 excluding non-recurring items.

Operating Results

Core Net Operating Income (NOI)(2) for second quarter increased 1.3% and rental rate growth was 1.5% compared to the same period last year. Core occupancy was 94.8% during the second quarter of 2008, an increase of 30 bps from the same period in the prior year.

•

Multifamily properties’ core NOI for the second quarter increased 2.1% compared to the same period one year ago. Core rental rate growth was 1.1% while core economic occupancy increased 250 bps to 93.3%.

•	Retail properties’ core NOI for the second quarter increased 2.0% compared to the same period one year ago. Core rental rate growth was 4.1% and core economic occupancy increased 10 bps to 95.1%.

•

Office properties’ core NOI for the second quarter increased 1.8% compared to the same period one year ago. Core economic occupancy decreased 30 bps to 94.8% and core rental rate growth for the office sector was 0.7%.

•	Medical office properties’ core NOI for the second quarter increased 1.6%. Core economic occupancy increased 140 bps to 97.6%. Core rental rate growth for the sector was 0.6%.

•	Industrial properties’ core NOI for the second quarter decreased 1.1% compared to the same period one year ago. Core rental rate growth was 2.0% and core economic occupancy decreased 150 bps to 93.4%.

Washington Real Estate Investment Trust

Leasing Activity

During the second quarter, WRIT signed commercial leases for 470,000 square feet, with an average rental rate increase of 18.0% and tenant improvement costs of $4.43 per square foot. Residential rental rates increased 1.1% in the second quarter compared to the same period one year ago.

•	Rental rates for new and renewed retail leases increased 28.3%, with $0.26 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 28.2%, with $18.26 per square foot in tenant improvement costs.

•	Rental rates for new and renewed office leases increased 14.3%, with $6.28 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 11.3%, with $0.78 per square foot in tenant improvement costs.

Acquisition and Disposition Activity

•

On May 21, 2008, WRIT acquired Sterling Medical Office Building, a 36,000 square foot medical office building located in Sterling, Virginia for $6.5 million. Demand for medical office space in the area is driven by its proximity to Inova Loudoun Hospital and Reston Hospital Center. WRIT expects to achieve a first-year, unleveraged yield of 7.6% on a cash basis and 7.9% on a GAAP basis. The acquisition was funded with cash from operations.

•

On June 6, 2008, WRIT completed the sale of Sullyfield Commerce Center and The Earhart Building, totaling 336,000 square feet for $41.1 million. The industrial/flex properties, located in Chantilly, VA, were acquired in 2001 and 1996, respectively. WRIT achieved a net book gain of $15.3 million on the sale of the properties and a combined 13.0% unlevered internal rate of return during the ownership periods. Proceeds from the sale will be reinvested in a 1031 exchange.

•

On June 16, 2008, WRIT entered into a purchase agreement to acquire 2445 M Street, a 290,000 square foot office building located in Washington DC, for approximately $182 million. The property is 100% leased and strategically positioned between Georgetown and the Central Business District in the West End submarket of Washington, DC. WRIT anticipates the closing of the acquisition will take place no later than the fourth quarter of 2008.

Capital Structure

On May 23, 2008, WRIT raised $90.5 million by issuing 2.6 million common shares at a price of $34.80 per share. WRIT used the net proceeds from the offering to repay borrowings under its lines of credit.

On May 29, 2008, WRIT entered into three mortgage loans with an aggregate principal amount of approximately $81 million. The mortgage loans bear interest at a fixed rate of 5.71% per annum through the maturity date of May 31, 2016. WRIT used the net proceeds of the mortgage loans to repay borrowings under its lines of credit.

On June 30, 2008, WRIT increased its quarterly dividend 2.4% to $0.4325 per share for its 186th consecutive quarterly dividend at equal or increasing rates.

As of June 30, 2008 WRIT had a total capitalization of $2.8 billion.

Washington Real Estate Investment Trust

Other News and Events

On May 15, 2008, WRIT announced the Board of Trustees appointed Wendelin (Wendy) A. White, Esq. and Terence C. Golden to serve as trustees. Both trustees have many years experience in real estate and investments. Wendy White is a partner and serves on the Managing Board at Pillsbury Winthrop Shaw Pittman LLP (Pillsbury), where she is the head of the firm’s DC real estate group and has practiced law since 1981. Terence Golden has been Chairman of Bailey Capital Corporation, a private investment company in Washington, D.C. since 2000. Prior to 2000, Mr. Golden was President, Chief Executive Officer and a director of Host Marriott Corporation. He also served as the head of the General Services Administration (GSA) from 1985 to 1988 and as Assistant Secretary of the U.S. Department of the Treasury from 1984 to 1985.

On June 19, 2008, WRIT received the 2008 Workplace Excellence Award from the Alliance for Workplace Excellence. Employers who received the award have demonstrated a commitment to corporate, social, and civic responsibility. The Alliance for Workplace Excellence, (AWE), is a 501(c)3 nonprofit organization founded by Montgomery County, Maryland and Discovery Communication, LLC.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 25, 2008 at 2:00 P.M. Eastern Daylight Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until August 8, 2008 at 11:59 P.M. Eastern Daylight Time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	289430

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

Washington Real Estate Investment Trust

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT’s dividends have increased every year for 38 consecutive years. WRIT’s FFO per share has increased every year for 35 consecutive years. WRIT owns a diversified portfolio of 90 properties consisting of 14 retail centers, 26 office properties, 17 medical office properties, 22 industrial/flex properties, 11 multi-family properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2007 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

(3)

Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Economic Occupancy Levels by Core Portfolio (i) and All Properties

	Core Portfolio		All Properties
Sector	2nd QTR 2008	2nd QTR 2007	2nd QTR 2008		2nd QTR 2007
Residential	93.3%	90.8%	81.0	% (ii)	90.8%
Office	94.8%	95.1%	94.1%		95.0%
Medical Office	97.6%	96.2%	97.2%		96.3%
Retail	95.1%	95.0%	95.1%		95.0%
Industrial	93.4%	94.9%	92.8%		94.0%
Overall Portfolio	94.8%	94.5%	92.3%		94.4%

(i)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2008 and Q2 2007, core portfolio properties exclude:

Office Acquisitions: 2000 M Street, and Woodholme Center;

Medical Office Acquisitions: CentreMed I & II, Ashburn Farm Park, Woodholme Medical Office Building, and Sterling Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: 6100 Columbia Pike Dr.

Also excluded from Core Properties in Q2 2008 and Q2 2007 are Sold Properties: Maryland Trade Centers I & II, Sullyfield Center and The Earhart Building; and In Development Properties: Bennett Park, Clayborne Apartments, and 4661 Kenmore Ave.

(ii)

Residential occupancy for all properties decreased from 90.8% to 81.0%, primarily due to the completion of Bennett Park and Clayborne Apartments. At 6/30/08, 123 of 224 units were leased at Bennett Park and 27 of 74 units were leased at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
OPERATING RESULTS
Revenue
Real estate rental revenue	$69,768	$63,255	$140,046	$123,107
Expenses
Real estate expenses	22,803	19,542	45,936	38,248
Depreciation and amortization	21,198	16,632	41,723	32,758
General and administrative	3,111	5,367	6,191	8,250

	47,112	41,541	93,850	79,256

Real Estate Operating Income	22,656	21,714	46,196	43,851
Other income/(expense):
Interest expense	(17,582)	(15,298)	(35,246)	(29,682)
Loss on Extinguishment of Debt	—	—	(8,449)	—
Other income	220	420	458	1,038
Other income from life insurance proceeds	—	—	—	1,303

	(17,362)	(14,878)	(43,237)	(27,341)

Income from continuing operations	5,294	6,836	2,959	16,510
Discontinued operations:
Income from operations of properties held for sale	639	1,501	1,486	2,539
Gain on property disposed	15,275	—	15,275	—

Net Income	$21,208	$8,337	$19,720	$19,049

Income from continuing operations	$5,294	$6,836	$2,959	$16,510
Other income from life insurance proceeds	—	—	—	(1,303)
Continuing operations real estate depreciation and amortization	21,198	16,632	41,723	32,758

Funds from continuing operations	$26,492	$23,468	$44,682	$47,965

Income from discontinued operations before gain on disposal	639	1,501	1,486	2,539
Discontinued operations real estate depreciation and amortization	—	248	—	897

Funds from discontinued operations	639	1,749	1,486	3,436

Funds from operations(1)	$27,131	$25,217	$46,168	$51,401

Tenant improvements	(5,029)	(5,185)	(7,139)	(7,346)
External and internal leasing commissions capitalized	(1,429)	(1,165)	(3,452)	(3,233)
Recurring capital improvements	(3,052)	(3,425)	(5,168)	(5,361)
Straight-line rents, net	(712)	(1,088)	(1,456)	(2,259)
Non real estate depreciation & amortization of debt costs	987	824	1,987	1,574
Amortization of lease intangibles, net	(537)	(280)	(1,044)	(875)
Amortization and expensing of restricted share and unit compensation	716	1,574	1,416	2,356
Other	—	1,201	—	1,201

Funds Available for Distribution (3)	$18,075	$17,673	$31,312	$37,458

Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per Share Data		2008	2007	2008	2007
Income from continuing operations	(Basic)	$0.11	$0.15	$0.06	$0.37
	(Diluted)	$0.11	$0.15	$0.06	$0.36
Net income	(Basic)	$0.44	$0.18	$0.42	$0.42
	(Diluted)	$0.44	$0.18	$0.42	$0.42
Funds from continuing operations	(Basic)	$0.55	$0.52	$0.95	$1.06
	(Diluted)	$0.55	$0.51	$0.94	$1.06
Funds from operations	(Basic)	$0.57	$0.55	$0.98	$1.14
	(Diluted)	$0.56	$0.55	$0.97	$1.13
Dividends paid		$0.4325	$0.4225	$0.8550	$0.8350
Weighted average shares outstanding		47,933	45,490	47,278	45,212
Fully diluted weighted average shares outstanding		48,148	45,658	47,495	45,407

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Land	$337,680	$328,951
Income producing property	1,693,384	1,635,169

	2,031,064	1,964,120
Accumulated depreciation and amortization	(368,200)	(331,991)

Net income producing property	1,662,864	1,632,129
Development in progress	58,760	98,321

Total real estate held for investment, net	1,721,624	1,730,450
Investment in real estate sold or held for sale	—	23,843
Cash and cash equivalents	12,724	21,488
Restricted cash	48,868	6,030
Rents and other receivables, net of allowance for doubtful accounts of $5,585 and $4,227	37,096	36,595
Prepaid expenses and other assets	85,129	78,517
Other assets related to property sold or held for sale	—	1,403

Total Assets	$1,905,441	$1,898,326

Liabilities
Notes payable	$918,834	$879,123
Mortgage notes payable	331,575	252,484
Lines of credit	15,000	192,500
Accounts payable and other liabilities	59,193	63,543
Advance rents	8,793	9,552
Tenant security deposits	10,436	10,487
Other liabilities related to property sold or held for sale	—	317

Total Liabilities	1,343,831	1,408,006

Minority interest	3,791	3,776

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 49,461 and 46,682 shares issued and outstanding, respectively	496	468
Additional paid-in capital	653,816	561,492
Distributions in excess of net income	(96,873)	(75,416)
Accumulated other comprehensive income	380	—

Total Shareholders’ Equity	557,819	486,544

Total Liabilities and Shareholders’ Equity	$1,905,441	$1,898,326

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.